EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 24, 2006 except Notes 1 and 17, as to which the date is June 30, 2006, on the consolidated financial statements of Madison River Capital, LLC in the Registration Statement (Form S-1 No. 333-                    ) and related Prospectus of Madison River Communications Corp. dated October 17, 2006.

/s/ Ernst & Young

Raleigh, North Carolina

October 16, 2006